SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 8, 2013

TARA GOLD RESOURCES CORP.
(Name of Small Business Issuer in its charter)

Nevada	000-29595	90-0316566
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

375 N. Stephanie St.
Bldg. 2, Ste. #211
Henderson, NV 89014
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (888) 901-4550

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2013, Clifford A. Brown voluntarily resigned from the board of directors (the “Board”) of Tara Gold Resources Corp., a Nevada corporation (the “Company”). Mr. Brown’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

David Barefoot, the Company’s Chief Operating Officer, was elected to the Board to replace Mr. Brown on February 8, 2013.  There are no arrangements, understandings or family relationships between Mr. Barefoot and any other person(s) pursuant to which Mr. Barefoot was appointed as a director of the Company, nor are there any transactions between Mr. Barefoot and the Company in which he has a direct or indirect material interest that the Company is required to report under Item 404(a) of Regulation S-K.  Mr. Barefoot does have an employment agreement with the Company, under which he is compensated for his services as the Company’s Chief Operating Officer.  However, Mr. Barefoot will not receive any compensation for his services as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2013

TARA GOLD RESOURCES CORP.

By:	/s/ Lynda R. Keeton-Cardno, CPA
Lynda R. Keeton-Cardno, CPA

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